Exhibit 10.40

From minutes of a meeting of the Board of Directors of

BJ Services Company held on March 22, 2001

Amendment of 1999 Employee Stock Purchase Plan to Reflect Stock Dividend

WHEREAS, the Board of Directors of the Company has previously reserved 3,000,000 shares of Common Stock for issuance pursuant to awards granted or to be granted under the BJ Services Company 1999 Employee Stock Purchase Plan (the “Stock Purchase Plan”); and

WHEREAS, the Stock Purchase Plan provides for the adjustment of the number of shares subject to such plan in certain events, including events such as the Stock Dividend;

NOW THEREFORE BE IT RESOLVED, that, effective as of the Stock Dividend Record Date, the Board of Directors of the Company authorizes and approves a total of 6,000,000 shares of Common Stock for issuance pursuant to the Stock Purchase Plan; and

RESOLVED FURTHER, that, effective as of the Stock Dividend Record Date, Section 4 of the Stock Purchase Plan is amended to provide as follows:

The first sentence of Section 4 is hereby deleted and replaced with:

“Subject to the provisions of paragraph 11 (relating to adjustment upon changes in stock), the aggregate number of shares which may be sold pursuant to options granted under the Plan shall not exceed 6,000,000 shares of the authorized $.10 par value common stock of the Company (“Stock”), which shares may be unissued shares or required shares or shares bought on the market for purposes of the Plan.”; and

RESOLVED FURTHER, that, effective as of the Stock Dividend Record Date, the “option price”, as defined in the Stock Purchase Plan, shall be determined as follows for the plan year beginning October 1, 2000: an amount equal to 85% of (I) the fair market value per share of the Common Stock on the date of exerciseor (ii) one-half of the fair market value per share of the Common Stock on the date of Grant, whichever amount is lesser; and

RESOLVED FURTHER, that with respect to “options” currently outstanding to purchase shares of Common Stock under the

Stock Purchase Plan, the number of shares of Common Stock subject to each such option shall be doubled, in order that there be two shares of Common Stock subject to such option for each share of Common Stock subject to such option immediately before the Stock Dividend.